EXHIBIT 1.2

COMPANY NUMBER: 46770

THE COMPANIES (GUERNSEY) LAWS 1994 to 1996

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

CRYPTOLOGIC LIMITED

1.	INTERPRETATION

(1)	In these Articles the following words shall bear the following meanings, if not inconsistent with the subject or context:

Words	Meaning
“Articles”	these articles of association as now framed and at any time altered;
“at any time”	at any time or times and includes for the time being and from time to time;
“Board”	the Directors at any time or the Directors present at a duly convened meeting at which a quorum is present;
“Callco”	CryptoLogic Callco ULC
“CRESTCo”	CRESTCo Limited, the operator of the CREST UK system;
“CREST Guernsey Requirements”	Rule 8 and such other of the rules and requirements of CRESTCo as may be applicable to issuers as from time to time specified in the CREST Manual;

“CREST Manual”	the document entitled “CREST Reference Manual” issued by CRESTCo;
“CREST Rules”	the Rules from time to time issued by CRESTCo governing the admission of securities to and the operation of the CREST UK system;
“CREST UK system”	the facilities and procedures for the time being of the relevant system of which CRESTCo has been approved as Operator pursuant to the UK Uncertificated Securities Regulations 2001;
“dematerialised instruction”	an instruction sent or received by means of the CREST UK system.

“Director”
a director of the Company for the time being or, as the case may be, the directors assembled as a board or a committee of the board and includes an alternate Director (appointed pursuant to the terms of these Articles);

“dividend”	includes bonus;
“executors”	includes administrators;
“Fiduciaries Law”
the Regulation of Fiduciaries, Administration Businesses and Company Directors etc. (Bailiwick of Guernsey) Law, 2000 and all ordinances, regulations, statutory instruments and codes of conduct issued or implemented pursuant to the powers contained in that law, at any time, as the case may be;

“holding company”	has the meaning set out in the Fiduciaries Law;
“Laws”
the Companies (Guernsey) Laws 1994 to 1996, the Companies (Enabling Provisions) (Guernsey) Law 1996 and the Companies (Guernsey) (Amendment) Law 2001, in each case as amended, extended, or replaced and any Ordinance, statutory instrument or regulation made thereunder at any time;

“liquidator”	includes joint liquidators;
“member”	the registered holder of a share in the capital of the Company;
“Memorandum”	the memorandum of association of the Company as now framed and at any time altered;

“month”	calendar month;
“Office”	the registered office at any time of the Company;
“Ordinary Resolution”	a resolution passed by a simple majority of the votes cast at a general meeting of the members of the Company;
“probate”	includes letters of administration;
“proxy”	includes a person appointed to act pursuant to the terms of a power of attorney;
“Register”	the register of members of the Company kept pursuant to the Laws;
“Seal”	the common seal of the Company or any official seal or securities seal which the Company may have or be permitted to have under the Laws and these Articles;
“Secretary”	the secretary of the Company and includes a temporary or assistant secretary to the Company and any person appointed by the Board to perform any of the duties of the secretary; and
“Special Resolution”	a resolution passed by a majority of not less than three-quarters of the votes cast at a general meeting of the members of the Company;
“Special Voting Share”	a share in the capital of the Company having attached thereto the voting rights specified in article 45;
“Sponsor”	a company, person or firm admitted by CRESTCo to act as Sponsor under the CREST Rules;
“subsidiary company”	has the meaning set out in the Fiduciaries Law.
“uncertificated”
a unit of a Guernsey security, title to which is recorded on the relevant register of securities as being held in uncertificated form, and title to which may be transferred by means of the CREST UK system;  and “certificated unit of a security” means a unit of a security which is not an uncertificated unit.

(2)	In these Articles, unless the context otherwise provides:

(a)	any reference to a share shall, where the Board has resolved to allot and issue fractions of shares, include such fractions;

(b)	any reference to any statute or statutory provision includes a reference to any modification or re-enactment of it for the time being in force;

(c)
any reference to a signature shall be deemed to include a signature printed or reproduced by mechanical, electronic or other means or any stamp or other distinctive marking made by or with the authority of the person required to sign the document to indicate it is approved by such person, such method having been approved by the Board;

(d)	words importing the singular include the plural and vice versa;

(e)	words importing a gender include the other gender and the neuter and words importing the neuter include both genders;

(f)	words importing persons include bodies corporate and unincorporate; and

(g)	expressions referring to writing include any mode of representing or reproducing words.

(3)	Subject to paragraphs (1) and (2) above, any words defined in the Laws shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

2.	BUSINESS

Any branch or kind of business which by the Memorandum or by these Articles is either expressly or impliedly authorised to be undertaken by the Company may be undertaken or suspended at any time by the Board, whether commenced or not.

3.	SHARES

(1)
Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share in the Company may be issued with such preferred, deferred or other special rights or restrictions, whether as to dividend, voting, return of capital or otherwise as the Company, at any time, by ordinary resolution may determine and, to the extent not so determined, as the Board may determine.

(2)	Subject to the provisions of the Laws:

(a)
any preference shares may, with the approval of either the Board or an ordinary resolution, be issued on terms that they are, or at the option of the Company or the holder are, liable to be redeemed on such terms and in such manner as the Company, before the issue, may, by ordinary resolution, determine and, to the extent not so determined,  as the Board may determine;

(b)	the Company may, subject to the provisions of the Laws, purchase any of its own shares, whether they are redeemable or not, and may pay in respect of such purchase otherwise than out of its distributable profits or the proceeds of a fresh issue of shares or as otherwise permitted by the Laws;

(c)
the Company and any of its subsidiary companies may, subject to the provisions of the Laws, give financial assistance, directly or indirectly, for the purpose of or in connection with the acquisition of shares in the Company or shares in a company of which the Company is a subsidiary or in connection with reducing or discharging any liability incurred in connection with the purchase of shares in the Company or shares in a company of which the Company is a subsidiary, or as otherwise permitted by the Laws.

(3)
Subject as hereinafter provided, if at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the approval of a special resolution of the holders of the shares of that class.  The provisions of these Articles relating to general meetings shall apply mutatis mutandis to any separate general meeting of a class, but so that the necessary quorum shall be two persons, in person or by proxy, holding at least one-third of the issued shares of that class and that any holder of shares of that class present in person or by proxy may demand a poll Provided Always that the voting rights attaching to the Special Voting Share shall only be varied or amended by the written consent of the registered holder of the Special Voting Share.

(4)
The rights conferred upon the holders of the shares of any class issued with preferred, deferred or other rights shall not (unless otherwise expressly provided by the terms of issue of the shares of that class) be deemed to be varied by the creation or issue of further shares ranking pari passu with such shares or by the purchase or redemption by the Company of any of its own shares.

(5)
Save to the extent that any ordinary resolution of the Company otherwise provides and subject to the provisions of these Articles, the unissued shares of the Company shall be at the disposal of the Board, which may allot, grant options over or otherwise dispose of them to such persons, on such terms and conditions, for such consideration and at such times as the Board determines, but so that no share shall be issued at a discount, except in accordance with the provisions of the Laws.

(6)
The Company may pay commission in money or shares to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company, provided that the rate or amount of commission shall be fixed by the Board and disclosed in accordance with the provisions of the Laws.  The Company may also pay brokerages.

(7)
Except as ordered by a court of competent jurisdiction or as required by law, the Company shall not be affected or bound by, or be compelled in any way to recognise (even when having notice), any equitable, contingent, future or partial interest in any share or fraction of a share in the Company or (save as otherwise provided by these Articles or by law) any other rights in respect of any share, except an absolute right to the entirety in the registered holder and whether or not such share shall be entered in the Register as held in trust, nor shall the Company be bound to see to the execution of any trust to which any share may be subject.

4.	CERTIFICATES

(1)           Every person shall be entitled:

(a)	without payment, to one certificate for all his shares of each class and, when part only of the shares comprised in a certificate is sold or transferred, to a balance certificate; or

(b)	upon payment of such sum as the Board may determine, to several certificates each being for one or more shares of any class.

(2)
Every certificate shall be issued within one month after allotment or lodgement of a transfer which is approved by the Board (or within such other period as the conditions of issue shall provide) and shall specify the shares to which it relates and the amount paid up and the distinguishing numbers (if any).

(3)
All forms of certificate for shares or debentures or representing any other form of security (other than letters of allotment, scrip certificates and other similar documents) shall, if so determined by the Board, be issued under the Seal (by affixing the Seal to, or printing the Seal or a representation of it on, the certificate).

(4)
The Company shall not be bound to register more than four persons as the joint holders of any share or shares and, in respect of a share held jointly, the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all such holders.

(5)
If a share certificate is defaced, lost or destroyed, it may be renewed on payment of such fee and on such terms (if any) as to evidence, indemnity and the payment of expenses as the Board thinks fit, and, if a certificate has been defaced, the old certificate shall be delivered up.

5.	LIEN

(1)
The Company shall have a first and paramount lien (extending to all dividends payable) on all shares (not being fully paid) for all moneys, whether presently payable or not called or payable at a fixed time in respect of those shares and for all the debts and liabilities of the relevant holder to the Company and, whether the same shall have been incurred before or after notice to the Company of any equitable or other interest of any person (other than such holder), and whether the time for payment or discharge shall have arrived or not and, notwithstanding that the same are joint debts or liabilities of such holder and any other person (whether a member  or not).

(2)
Subject to the provisions of the Laws and these Articles, for the purpose of enforcing such lien, the Company may sell, in such a manner as the Board thinks fit, any shares on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable, nor until after a notice in writing stating and demanding payment of the sum presently payable and giving notice of the intention to sell the shares in default of payment, has been served on the holder of the shares for the time being or the person entitled to the shares by reason of the member’s death, insolvency or disability.

(3)	To give effect to any sale of any shares on which the Company has a lien, the Board may authorise any person to transfer to the purchaser the relevant shares so sold. The net proceeds of a sale of shares over which the Company has a lien, after payment of the costs of such sale, shall be applied in or towards payment or satisfaction of the debt or liability in respect of which the lien exists, so far as the same in presently payable, and any residue shall (subject to a like lien for any debts or liabilities not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the time of the sale.  Subject to the provisions of the Laws and these Articles, the purchaser shall be registered as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings relating to such a sale.

6.	CALLS ON SHARES

(1)
The Board may, at any time, make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value or by way of premium and not by the conditions of allotment made payable at fixed times) and each member shall pay to the Company at the time and place appointed the amount called.  A call may be revoked or postponed.

(2)	Joint holders shall be jointly and severally liable to pay calls.

(3)
If a sum called in respect of a share is not paid before or on the day appointed, the person from whom the sum is due shall pay interest from the day appointed to the time of actual payment at such rate as the Board may determine.

(4)
Any sum which, by the terms of issue of a share, becomes payable on allotment or at any fixed date shall, for the purposes of these Articles, be deemed to be a call duly made and payable on the date on which, by the terms of issue, that call becomes payable and, in the case of non-payment, all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

(5)
The Board may, if it thinks fit, receive from any willing member all or any part of any money uncalled and unpaid upon the shares held by that member beyond the amount actually called up on such shares, as payment in advance of calls, and any such payment in advance of calls shall extinguish, so far as such payment shall extend, the liability upon the shares in respect of which it is advanced.  The Company may pay interest on such part of the amount paid in advance as exceeds the aggregate amount of all calls made on the relevant shares, until such advanced amount becomes presently payable, at a rate as is agreed between the relevant member and the Board, provided that a member shall not be entitled to participate in any dividend in respect of an amount paid up on any shares which exceeds any aggregate amount called up, until that advanced amount becomes presently payable.

(6)	The Board may, on an issue of shares, differentiate between holders as to the amount of calls and the times for payment.

7.	FORFEITURE AND SURRENDER OF SHARES

(1)
If a member fails to pay any call or instalment on the day appointed, the Board may, at any time during such period as any part remains unpaid, serve notice requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and any expenses which may have been incurred by the Company by reason of non-payment.

(2)
The notice shall state a further date on or before which the payment required by the notice is to be made, and the place where the payment is to be made and that, in the event of non-payment, the shares in respect of which the call was made or the instalment is payable shall be liable to be forfeited.  If the requirements of any such notice are not complied with, any share in respect of which the notice has been given may, at any time before payment has been made and subject to the provisions of the Laws, be forfeited by a resolution of the Board.  Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before the forfeiture.

(3)
Notice of forfeiture shall be given forthwith to the former holder of the relevant share and an entry of that notice and of the forfeiture shall be made and dated in the Register, opposite the entry of the relevant share forthwith; but no forfeiture shall be in any manner invalidated by any omission or neglect to give notice or to make an entry in the Register.

(4)
A forfeited share shall be deemed to be the property of the Company and, subject to the provisions of the Laws and these Articles, may be sold, re-allotted or otherwise disposed of on such terms as the Board shall think fit, with or without all or any part of the amount previously paid on the share being credited as paid and, at any time before a sale or disposition, the forfeiture may be cancelled.

(5)
A person whose shares have been forfeited shall cease to be a member in respect of those shares but, regardless of such forfeiture, shall remain liable to pay to the Company all moneys which, at the date of forfeiture, were payable in respect of the shares, together with interest at such rate as the Board may determine.  The Board may enforce payment without any allowance for the value of the shares at the time of forfeiture.

(6)
The forfeiture of a share shall extinguish all interest in, and all claims and demands against, the Company in respect of the relevant share and all other rights and liabilities incidental to that share as between the member and the Company (except the outstanding liability to the Company from that member).

(7)
The Board may, subject to the provisions of the Laws and these Articles, accept from any member, on such terms as shall be agreed, a surrender of any share in respect of which there is a liability for calls.  Any surrendered share may be disposed of in the same manner as a forfeited share.

(8)
A declaration in writing by a Director or the Secretary that a share has been duly forfeited or surrendered on the date stated in the declaration shall be conclusive evidence of the facts stated in that declaration, as against all persons claiming to be entitled to the shares.

(9)
The Company may receive the consideration given for any forfeited or surrendered share on any sale or disposition and may execute a transfer of the share in favour of the person to whom that share is sold or otherwise transferred.  The purchaser shall, subject to the provisions of the Laws and these Articles, thereupon be registered as the holder and shall not be bound to see to the application of the purchase money nor shall his title be affected by any irregularity in or invalidity of the forfeiture, sale, re-allotment, transfer or other disposal.

8.	TRANSFER AND TRANSMISSION OF SHARES

(1)	(a)
The Directors shall have power to implement such arrangements as they may, in their absolute discretion, think fit in order for any class of shares to be admitted to settlement by means of the CREST UK system.  If they do so, Articles 8(1)(b) and 8(1)(c) shall commence to have effect immediately prior to the time at which CRESTCo admits the class to settlement by means of the CREST UK system.

(b)
In relation to any class of shares which, for the time being, CRESTCo has admitted to settlement by means of the CREST UK system, and for so long as such class remains so admitted, no provision of these Articles shall apply or have effect to the extent that it is in any respect inconsistent with:-

		(i)	the holding of shares of that class in uncertificated form;

		(ii)	the transfer of title to shares of that class by means of the CREST UK system; or

		(iii)	the CREST Guernsey Requirements.

(c)
Without prejudice to the generality of Article 8(1)(b) and notwithstanding anything contained in these Articles where any class of shares is, for the time being, admitted to settlement by means of the CREST UK system:-

	(i)	such securities may be issued in uncertificated form in accordance with and subject as provided in the CREST Guernsey Requirements;

	(ii)	unless the Directors otherwise determine, such securities held by the same holder or joint holder in certificated form and uncertificated form shall be treated as separate holdings;

	(iii)	such securities may be changed from uncertificated to certificated form, and from certificated to uncertificated form, in accordance with and subject as provided in the CREST Guernsey Requirements;

(iv)
title to such of the shares as are recorded on the register as being held in uncertificated form may be transferred only by means of the CREST UK system and as provided in the CREST Guernsey Requirements and accordingly (and in particular) no provision of these Articles shall apply in respect of such shares to the extent that those Articles require or contemplate the effecting of a transfer by an instrument in writing and the production of a certificate for the security to be transferred;

	(v)	the Company shall comply in all respects with the CREST Guernsey Requirements including, without limitation, CREST Rules 21 and 22;

	(vi)	no provision of these Articles shall apply so as to require the Company to issue a certificate to any person holding such shares in uncertificated form;

	(vii)	the permitted number of joint holders of a share shall be four;

(viii)
every transfer of shares from a CREST account of a CREST member to a CREST account of another CREST member shall vest in the transferee a beneficial interest in the shares transferred, notwithstanding any agreements or arrangements to the contrary however and whenever arising and however expressed.  Accordingly, each CREST member who is for the time being registered as the holder of any shares in the capital of the Company shall hold such shares upon trust for himself and for those persons (if any) whose CREST accounts are duly credited with any such shares or in favour of whom shares are to be withdrawn from CRESTCo pursuant to a settled stock withdrawal instruction; and the member and all such persons, to the extent respectively of the shares duly credited to their respective CREST accounts or the subject of a settled stock withdrawal instruction, shall accordingly have beneficial interests therein.

(ix)	Where a dematerialised instruction is expressed to have been sent on behalf of a person by a Sponsor or by CRESTCo:-

	(A)	the person on whose behalf the instruction is expressed to have been sent shall not be able to deny to the addressee:-

		(A1)	that the instruction was sent with his authority; or

		(A2)	that the information contained in it is correct; and

(B)	the Sponsor or CRESTCo, as the case may be, shall not be able to deny to the addressee:-

	(B1)	that he has authority to send the dematerialised instruction; or

	(B2)	that he has sent the dematerialised instruction.

(x)
Where a dematerialised instruction is expressed to have been sent by a person, and it is not expressed to have been sent on behalf of another person, the first person shall not be allowed to deny to the addressee:-

	(A)	that the information contained in the instruction is correct; or

(B)	that he has sent it.

(xi)
An addressee who receives a dematerialised instruction (whether directly, or by means of the facilities of a Sponsor acting on his behalf) may (subject to Articles 8(1)(c)(xii) and 8(1)(c)(xiii)) accept that at the time when it was sent:-

	(A)	the information contained in the instruction was correct;

(B)	the user or authorised operator identified in the instruction as having sent the instruction did send it; and

(C)	if the instruction was expressed to have been sent on behalf of a person, it was sent with the authority of that person.

(xii)
An addressee shall not be allowed to accept any of the matters specified in Article 8(1)(c)(xi) where, at the time when he received the dematerialised instruction, he was a person who was not either the Company or a Sponsor receiving (in either case) dematerialised instructions on behalf of the Company, and he had actual notice:-

	(A)	that any information contained in it was incorrect;

(B)	that the user or CRESTCo expressed to have sent the instruction did not send it; or

(C)
if the instruction was expressed to have been sent on behalf of a person, that the person had not given to CRESTCo or the Sponsor identified in the instruction as having sent it his authority to send the instruction on his behalf.

(xiii)
An addressee shall not be allowed to accept any of the matters specified in Article 8(1)(c)(xi) where, at the time when he received the dematerialised instruction, he was either the Company or a Sponsor receiving dematerialised instructions on behalf of the Company, and:-

	(A)	he had actual notice from CRESTCo of any of the matters specified in Article 8(1)(c)(xii); and

(B)
the instruction was an instruction from CRESTCo requiring the registration of title in the circumstances specified in any of sub-paragraphs 8.1.1, 8.1.2, 8.1.3 and 8.1.4 of the CREST Guernsey Requirements.

(xiiv)
However, where an addressee has received actual notice of a kind to which this Article refers in respect of a properly authenticated dematerialised instruction, he may accept the matters specified in Article 8(1)(c)(xi) if at the time when he received the actual notice it was not practicable for him to halt his processing of the instruction.

(xv)
A person who is permitted by Articles 8(1)(c)(xi) or 8(1)(c)(xiv) to accept any matter shall not be liable in damages or otherwise to any person by reason of his having relied on the matter that he was permitted to accept.

(xvi)	Except as provided in paragraph 8(1)(c)(xv), this Article does not affect any liability of a person for causing or permitting a dematerialised instruction:-

	(A)	to be sent without authority;

	(B)	to contain information that is incorrect; or

	(C)	to be expressed to have been sent by a person who did not send it.

(2)	(a)	Articles 8(1)(c)(xiv) to 8(1)(c)(xvi) are to be construed in accordance with the CREST Manual.

	(b)	Words and expressions not specifically defined in Articles 8(1) and 8(2) shall bear the same meaning as those words and expressions defined in the CREST Manual.

(3)		Subject to such of the restrictions of these Articles as may be applicable:-

(a)
any member may transfer all or any of his uncertificated shares by means of a relevant system authorised by the Board in such manner provided for, and subject as provided, in any regulations issued for this purpose under the Laws or such as may otherwise from time to time be adopted by the Board on behalf of the Company and the rules of any relevant system and accordingly no provision of these Articles shall apply in respect of an uncertificated share to the extent that it requires or contemplates the effecting of a transfer by an instrument in writing or the production of a certificate for the shares to be transferred;

	(b)	any member may transfer all or any of his certificated shares by an instrument of transfer in any usual form or in any other form which the Board may approve; and

(c)
an instrument of transfer of a certificated share shall be signed by or on behalf of the transferor and, unless the share is fully paid, by or on behalf of the transferee.  An instrument of transfer of a certificated share need not be under seal.

9.
Every instrument of transfer of a certificated share shall be left at the Office or such other place as the Board may prescribe with the certificate of every share to be transferred and such other evidence as the Board may reasonably require to prove the title of the transferor or his right to transfer the shares; and the transfer and certificate shall remain in the custody of the Board but shall be at all reasonable times produced at the request and expense of the transferor or transferee or their respective representatives.  A new certificate shall be delivered free of charge to the transferee after the transfer is completed and registered on his application and when necessary a balance certificate shall be delivered if required by him in writing.

10.	(1)
The Board may, in its absolute discretion and without giving a reason, refuse to register a transfer of any share which is not fully paid or on which the Company has a lien, provided, in the case of a listed share that this would not prevent dealings in the share from taking place on an open and proper basis.  In addition, the directors may refuse to register a transfer of shares unless:-

		(a)	it is in respect of only one class of shares;

		(b)	it is in favour of a single transferee or not more than four joint transferees; and

		(c)
in the case of certificated shares, it is delivered for registration to the Company’s Registered Office or such other place as the Board may decide, accompanied by the certificate for the shares to which it relates and such other evidence as the Board may reasonably require to prove title of the transferor and the due execution by him of the transfer or, if the transfer is executed by some other person on his behalf, the authority of that person to do so.

(2)
The Board may only decline to register a transfer of an uncertificated share in the circumstances set out in regulations issued for this purpose under the Laws or such as may otherwise from time to time be adopted by the Board on behalf of the Company and the rules of any relevant system, and where, in the case of a transfer, to joint holders, the number of joint holders to whom the uncertificated share is to be transferred exceeds four.

(3)	If the Board refuse to register the transfer of a share they shall, within two months after the date on which the transfer was lodged with the Company, send notice of the refusal to the transferee.

(4)
Subject to the provisions of the CREST Guernsey Requirements, the registration of transfers may be suspended at such times and for such periods (not exceeding 30 days in any one year) as the Board may decide and either generally or in respect of a particular class of share.

(5)
No fee shall be payable to the Company in respect of the registration of any transfer, probate, letters of administration, certificate or marriage or death, power of attorney, instruction or other document relating to or affecting the title to any shares.

11.	The Company shall keep the Register in accordance with the Laws. The Register may be closed during such periods as the Board think fit not exceeding in all thirty days in any year.

12.
On the death of a Member the survivors where the deceased was a joint holder and the executors of the deceased where he was a sole holder shall be the only persons recognised by the Company as having any title to or interest in his shares; but nothing herein shall release the estate of a deceased joint holder from any liability in respect of any share jointly held.

13.
A person so becoming entitled to a share in consequence of the death, bankruptcy or incapacity of a Member shall have the right to receive and may give a discharge for all dividends and other money payable or other advantages due on or in respect of the share, but he shall not be entitled to receive notice of or to attend or vote at meetings of the Company, or save as aforesaid, to any of the rights or privileges of a Member unless and until he shall be registered as a Member in respect of the share PROVIDED ALWAYS that the Board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within ninety days the Board may thereafter withhold all dividends or other monies payable or other advantages due in respect of the share until the requirements of the notice have been complied with.

14.	ALTERATION OF CAPITAL

(1)	The Company may, at any time, by ordinary resolution increase its share capital by such sum to be divided into shares of such amount, as the resolution shall prescribe.

(2)
Any new shares shall be of such class and amount and have such preference or priority as regards dividends, the distribution of assets, voting or otherwise over any other shares of any class, whether then issued or not, or be subject to such stipulations deferring them to any other shares with regard to dividends or the distribution of the assets or otherwise, as the Board may determine.

(3)
The Company may, before the issue of any new shares, by ordinary resolution, resolve that all or some of those new shares shall be offered to the members in proportion to the number of existing shares already held by each of them, at such price as the Company or the Board may fix.  Any such offer shall be made by notice, specifying the number of shares to which each member is entitled and specifying a period within which the offer, if not accepted, shall be deemed to have been declined.  After the expiration of such period or on the receipt of an intimation from a member that he declines the offer, the Board may offer the same shares on similar terms to such of the other members as the Board may select, including the Directors, or dispose of those shares in such manner as it thinks fit.  For the purpose of giving effect to the provisions of this paragraph, the Board shall be entitled to disregard fractions.  In the absence of any such resolution as is mentioned above or in so far as an ordinary resolution shall not extend to any new shares, those shares may be dealt with as if they formed part of the original capital and shall be subject to the provisions of these Articles.

(4)	The Company may, by ordinary resolution:

(a)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(b)	convert all or any of its fully paid shares into stock and reconvert that stock into paid up shares of any denomination;

(c)
subdivide all or any of its shares into shares of smaller amount than is fixed by the Memorandum,  but so that in any such subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived and,  further, that the resolution whereby any share is subdivided may determine that, as between the holders of the shares resulting from any such subdivision, one or more of the shares may have such preferred, deferred or other rights over the other shares as the Company has power to attach to any unissued or new shares;

(d)
cancel any shares which, at the date of the passing of the resolution, have not been taken up or agreed to be taken up by any person and diminish the amount of its share capital by the amount of the shares so cancelled;

(e)
convert all or any of its shares, the nominal amount of which is expressed in a particular currency or former currency, into shares of a nominal amount of a different currency, the conversion being effected at the rate of exchange (calculated to not less than three significant figures) current on the date of the resolution or on such other date as may be specified  in the resolution;

(f)
where its share capital is expressed in a particular currency or former currency, denominate or re-denominate it, whether by expressing its amount in units or subdivisions of that currency or former currency, or otherwise; and

(g)	subject to the provisions of the Laws, convert all or any of its preference shares (if any) into redeemable preference shares.

(5)	On any consolidation of shares, the Board may deal in any manner with fractions of shares.

(6)
The Company may by special resolution reduce its share capital, any capital redemption reserve fund or any share premium account in any manner and with and subject to any authorisation or consent required by the Laws.

15.	GENERAL MEETINGS

(1)
The first general meeting of the Company shall be held within such time as may be required by the Laws and, thereafter, the Company shall hold a general meeting at least once in each subsequent calendar year; such meetings of the Company shall be called annual general meetings.  Other general meetings of the Company shall be called extraordinary general meetings.  General meetings may be held in Guernsey or elsewhere outside the United Kingdom at the discretion of the Board.

(2)
A member participating by video link, telephone conference call, audio, visual communications equipment, other electronic or telephonic means of communications, microphones, loudspeakers or otherwise (whether such equipment is in use when these Articles are adopted or is developed subsequently) in a meeting at which a quorum is present shall be treated as having attended that meeting, provided that the members present at the meeting:

(a)	can hear and speak or read or otherwise communicate with the other participants in the meeting; and

(b)	have access to all documents which are required by the Laws and these Articles to be made available at the meeting.

(3)
A meeting held in accordance with the provisions of paragraph (2) shall be a valid meeting and each member present at such a meeting, in person or by proxy, and entitled to vote shall be counted in the quorum for, and shall be entitled to vote at, that meeting.  Any such meeting shall be deemed to take place where the chairman of the meeting is present, unless the members resolve otherwise.

(4)
Any general meeting convened by the Board, unless its time shall have been fixed by the Company in general meeting or unless convened in pursuance of a requisition, may be postponed by the Board by notice in writing and the meeting shall, subject to any further postponement or adjournment, be held at the postponed date for the purpose of transacting the business covered by the original notice.

(5)
The Board may, whenever it thinks fit, and shall, on the requisition in writing of one or more members representing not less than one-tenth of the voting rights attaching to the shares in issue in the Company upon which all calls or other sums then due have been paid, forthwith proceed to convene an extraordinary general meeting.

(6)
A requisition to call an extraordinary general meeting shall be dated, state the object of the meeting, be signed by the requisitionists and be deposited at the Office.  A requisition may consist of several documents in like form, each signed by one or more of the requisitionists.

(7)
If the Board does not, within a period of 21 days from the date of the requisition being so deposited with the Company, duly convene a general meeting for a date which is not more than three months after the date of the requisition being so deposited, the requisitionists (or a majority of them in nominal value of the shares held by the requisitionists) may themselves within three months from the date of deposit with the Company of the requisition, convene the meeting.

(8)	Any meeting convened by requisitionists shall be convened in the same manner (as nearly as possible) as the Board convenes meetings.

16.	NOTICE OF GENERAL MEETINGS

(1)
Notice convening a general meeting shall be given at least 10 days and not more than 50 days before the day of the meeting, specifying the time and place of any general meeting and the general nature of the business to be transacted including, if relevant, notice of the intention to propose a special resolution.  A notice shall be sent by the Secretary or other officer of the Company or any other person appointed in that behalf by the Board to such members as are entitled to receive notices of general meetings, to the auditor of the Company and to each Director, provided that, with the consent in writing of all the members, a meeting may be convened by a shorter notice or at no notice, notice of the intention to propose any special resolution shall be deemed to have been duly given and such a meeting may be convened in any manner the members think fit.  In every notice there shall appear a statement that a member entitled to attend and vote at a general meeting is entitled to appoint one or more proxies to attend and vote instead of him and that a proxy need not be a member.

(2)
The accidental omission to give to any member notice of any meeting or of the intention to propose a special resolution at a meeting or the non-receipt of such notice by any member shall not invalidate any resolution (or any proposed resolution) otherwise duly approved, passed or proceeding at any meeting.

17.	PROCEEDINGS AT GENERAL MEETINGS

(1)	The quorum for a general meeting shall be two members, holding one-quarter of the voting rights attaching to the shares in issue in the Company between them, present in person or by proxy.

(2)	The chairman of the Board or him failing another Director nominated by the Board shall act as chairman of the meeting.

(3)
The ordinary business of an annual general meeting shall be to receive and consider the profit and loss account and the balance sheet of the Company for the relevant financial year and the report of each of the Directors and the Company’s auditors, to elect Directors and appoint auditors in the place of those retiring and to transact any other ordinary business which ought to be transacted at such meeting and any other business shall be deemed special business.

(4)	If, within half an hour after the time appointed for a general meeting, a quorum is not present, the meeting, if convened by or upon a requisition, shall be dissolved. If otherwise convened, it shall stand adjourned for 14 days at the same time and place as the original meeting and no notice of adjournment need be given or, subject to the requirements below, to such other day, and at such time and place as the Board may decide.  If at an adjourned meeting a quorum is not present within half an hour from the time fixed for holding the meeting, the meeting shall be dissolved.

(5)
The chairman of the meeting may, with the consent of any meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn the meeting at any time (or sine die) and to any place.  Nothing in this Article shall limit any other powers vested in the chairman of the meeting to adjourn the meeting.

(6)
Whenever a meeting is adjourned sine die, the time and place for the adjourned meeting shall be fixed by the Board.  Whenever a meeting is adjourned for 30 days or more or sine die, at least seven days’ notice of the adjourned meeting shall be given in the same manner as in the case of the original meeting, but otherwise no person shall be entitled to any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting.  Save as set out above, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.  No business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

(7)	Whether or not he is a member, a Director shall be entitled to attend and speak at any general meeting of the Company.

18.	POLLS

(1)	At any general meeting a resolution put to the vote shall be decided by a poll.

(2)
Subject to the requirements below, a poll, shall be taken at the meeting or at such other time and place as the chairman of the meeting shall direct and he may appoint scrutineers (who need not be members).  The result of the poll shall be deemed to be the resolution of the meeting.  It shall not be necessary (unless the chairman of the meeting otherwise directs) for notice to be given of a poll.  The chairman of the meeting may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of the poll.

(3)	In case of an equality of votes on a poll, the chairman of the meeting shall have a second or casting vote.

19.	VOTES OF MEMBERS AND THE APPOINTMENT OF PROXIES

(1)
All votes at meetings of the Company shall be decided by poll and, subject to the voting rights attaching to the Special Voting Share and in respect of shares held by Callco, every member present in person or by proxy shall have one vote for each share held by him. Callco (whilst it remains a shareholder in the Company) shall not be entitled to exercise any votes, whether by show of hands, by poll or otherwise, in respect of the shares it holds.

(2)
Where there are joint registered holders of any share, such persons shall not have the right of voting individually in respect of such share but shall elect one of their number to represent them and to vote, whether in person or by proxy, in their name.  In default of such election, the person whose name stands first on the Register shall alone be entitled to vote.

(3)	Any member being incapable or of unsound mind may vote by his curator or other legal guardian. Any of such persons may vote either personally or by proxy.

(4)	On a poll votes may be given either personally or by proxy and a member entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

(5)
No member shall be entitled to be present or take part in any proceedings or vote, either personally or by proxy, at any meeting unless all calls due from him or other sums presently payable by him have been paid.

(6)
No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered and every vote not disallowed shall be valid for all purposes.  Any objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and binding.

(7)
A proxy need not be a member.  An instrument of proxy may be valid for one or more meetings.  The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, under the hand of a duly authorised officer or attorney.

(8)
The instrument appointing a proxy may be in any form which the Board may approve and may include an instruction by the appointor to the proxy either to vote for or against any resolution to be put to the meeting.

(9)
The instrument appointing a proxy shall be deemed (unless the contrary is stated in it) to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution and on any resolution properly put to a meeting for which it is valid, in such manner as the proxy thinks fit, and shall be as valid for any adjournment as for the meeting to which it relates.

(10)
Any member which is a corporation may, by resolution of its directors or other governing body, authorise such person or persons as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company (including at any adjourned meeting) or at any poll taken subsequently to the date of a meeting or adjourned meeting or to approve any resolution submitted in writing and any person so authorised shall be entitled to exercise, on behalf of the corporation which he represents, the same powers (other than to appoint a proxy) as that corporation could exercise if it were an individual member.

(11)
The instrument appointing a proxy, together with such evidence as to its due execution as the Board may, at any time, require, or a copy of the resolution appointing a corporate representative, duly certified by a director or the secretary of the corporate member, shall be deposited at the Office (or at such other place as may be specified in the notice convening the meeting or in any notice of an adjourned meeting or, in either case, in any other document sent to members by or on behalf of the Board in relation to the meeting or an adjourned meeting):

(a)	by such time as may be specified in the notice of meeting or adjourned meeting or in any such other document; or

(b)
if no such time is specified in the notice of meeting or adjourned meeting or in any such other document, at any time before the holding of the relevant meeting or adjourned meeting at which the person named in the instrument or resolution proposes to vote; or

(c)	in the case of a poll taken subsequently to the date of the meeting or adjourned meeting, before the time appointed for taking the poll,

and in default (subject to the provisions of paragraph (12)) the instrument of proxy or the resolution shall not be treated as valid.

(12)
The Board may decide, either generally or in any particular case, to treat an instrument appointing a proxy or a certified copy of a resolution appointing a corporate representative as properly delivered for the purposes of these Articles if a copy of the instrument or certified copy resolution is sent by facsimile, electronic communication or similar means to the Office (or to such place as may be specified in the notice of the meeting or adjourned meeting or in any other document sent by or on behalf of the Board in relation to the meeting or adjourned meeting).

(13)
Subject to the Laws, the Board may also, at its discretion, waive any of the provisions of these Articles relating to the execution and deposit of an instrument appointing a proxy or a certified copy of a resolution appointing a corporate representative or any ancillary matter (including, but without limitation, any requirement for the production or delivery of any instrument or certified copy resolution or other document by any particular time or in any particular way) and, in any case in which it considers it appropriate, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend and vote on behalf of any member at any general meeting or adjourned meeting.

(14)
A vote given in accordance with the terms of an instrument of proxy shall be valid, notwithstanding the previous death or disability of the principal or revocation of the proxy or of the authority under which the proxy was executed, provided that no intimation in writing of such death, disability or revocation shall have been received by the Company at the Office  (or such other place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or in any other document sent to members by or on behalf of the Board in relation to the meeting) before the commencement of the meeting or adjourned meeting  or the taking of the poll at which the vote is given or by such later time as the Board may decide, either generally or in any particular case.  The provisions of this paragraph shall apply mutatis mutandis to a vote given by a duly appointed corporate representative and the revocation of that representative’s authorisation.

20.	WRITTEN RESOLUTIONS

(1)
Subject to the voting rights attaching to the Special Voting Share, a resolution of the members may be approved in writing if it is signed by all of the members of the Company (or by the duly appointed proxy or authorised corporate representative of any such member) entitled to receive notice of, and to attend and vote at, a general meeting.

(2)	A resolution in writing shall be as valid and effectual as if it had been passed at a general meeting of the Company, duly convened and held.

(3)	No notice of a proposed written resolution of the Company need be given to the members.

(4)
A resolution of the Company to be approved in writing shall be sent to each relevant member to his address entered in the Register or by any telephonic or electronic means as the member in question may, at any time, designate by notice to the Company, subject to the approval of the Board as to the use of such means of communication.

(5)	A resolution of the Company approved in writing may be contained in one document or in several documents in the same form, each signed by one or more of the members required to sign.

(6)
The signature of a member (or his proxy or corporate representative, as the case may be) shall be acceptable for the purposes of approving a resolution of the Company in writing if it is received by facsimile telephonic transmission or by such other means of communication as the Board may, in its absolute discretion, approve.

21.	NUMBER AND APPOINTMENT OF DIRECTORS

(1)	The first Directors shall be appointed by the subscribers to the Memorandum.

(2)
Unless such subscribers appoint a sole Director and until otherwise determined by an ordinary resolution, the number of Directors shall not be less than one nor more than ten.  A majority of the Directors shall not be resident in the United Kingdom.

(3)
The Board shall have power at any time to appoint any person to be a Director either to fill a casual vacancy or as an addition to the existing Directors, but so that the total number of Directors shall not, at any time, exceed the number (if any) fixed pursuant to these Articles.

(4)
Any Director appointed by the Board to fill a vacancy or as an additional Director shall hold office only until the annual general meeting next following his appointment and he shall then be eligible for re-election.

(5)
The election of directors shall take place at the first meeting of shareholders and all directors shall offer themselves for re-election at each subsequent Annual General Meeting and at each succeeding annual meeting at which an election of directors is required.  Incumbent directors, if qualified, shall be eligible for re-election.  If an election of directors is not held at the proper time, the directors shall continue in office until their successors are elected.

(6)	Without prejudice to the powers of the Board, the Company in general meeting may appoint any person to be a Director either to fill a casual vacancy or as an additional Director.

22.	QUALIFICATION AND REMUNERATION OF DIRECTORS

(1)
A share qualification for a Director may be fixed by the Company in general meeting and, unless and until so fixed, no qualification shall be required.  No person who is less than eighteen years of age, is of unsound mind and has been so found by a Court of competent jurisdiction or has the status of a bankrupt may be a Director of the Company.

(2)	The Directors shall be paid out of the funds of the Company by way of fees such sums as shall be approved by the Board. Directors’ fees shall be deemed to accrue from day to day.

(3)
The Directors shall also be entitled to be repaid all reasonable out-of-pocket expenses properly incurred by them in, or with a view to, the performance of their duties or in attending meetings of the Board or of committees or general meetings.

(4)
If any Director, having been requested by the Board, shall render or perform extra or special services or shall travel or go to or reside in any country not being his usual place of residence for any business or purpose of the Company, he shall be entitled to receive such sum, as the Board may think fit, for expenses and by way of remuneration, either as a fixed sum or as a percentage of profits or otherwise, and such remuneration may, as the Board shall determine, be either in addition to or in substitution for any other remuneration which he may be entitled to receive.

23.	DIRECTORS’ INTERESTS

(1)
A Director who, to his knowledge, is in any way directly or indirectly interested in a contract or arrangement or proposed contract or arrangement with the Company shall disclose the nature of his interest at a meeting of the Board.  In the case of a proposed contract, such disclosure shall be made at the meeting of the Board at which the question of entering into the contract or arrangement is first taken into consideration or, if the Director was not at the date of that meeting interested in the proposed contract or arrangement, at the next meeting of the Board held after he becomes so interested.  In a case where the Director becomes interested in a contract or arrangement after it is made, disclosure shall be made at the first meeting of the Board held after the Director becomes so interested.  For the purpose of the foregoing, a general notice given to the Board by a Director to the effect that he is a member of a specified company or firm or other entity and is to be regarded as interested in any contract or arrangement which may, after the date of the notice, be made with that company or firm or entity shall be deemed to be a sufficient disclosure of interest, but no such notice shall be effective unless either it is given at a meeting of the Board or the Director takes reasonable steps to ensure that it is raised and read at the next meeting of the Board after it is given.

(2)
A Director may vote in respect of any contract or arrangement in which he is interested and be counted in the quorum present at any meeting at which any such contract or arrangement is proposed or considered and, if he shall so vote, his vote shall be counted.

(3)
A Director may hold any other office or place of profit under the Company (other than auditor) in conjunction with his office of Director, for such period and on such terms (as to remuneration and otherwise) as the Board may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise.  Any such contract or any contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested shall not be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profits realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established.

(4)
A Director, notwithstanding his interest, may be counted in the quorum present at any meeting at which he or any other Director is appointed to hold any other office or place of profit under the Company, or at which the terms of any such appointment are arranged or at which any contract in which he is interested is considered, and he may vote on any such appointment, arrangement or contract but not his own appointment or on the terms of arrangement for such appointment.  Where proposals are under consideration concerning the appointment (including without limitation fixing or varying the terms of appointment or its termination) of two or more Directors to offices or places of profit with the Company or a company in which the Company is interested, such proposals shall be divided and a separate resolution considered in relation to each Director.  In such case each of the Directors concerned (if not otherwise debarred from voting under these provisions) is entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

(5)	Any Director may act by himself or by his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

(6)
Any Director may continue to be or become a director, managing director, manager or other officer or member of any company promoted by the Company or in which the Company may be interested, and any such Director shall not be accountable to the Company for any remuneration or other benefits received by him as a director, managing director, manager or other officer or member of any such company.  The Directors may exercise the voting power conferred by the shares in any other company held or owned by the Company or exercisable by them as directors of such other company, in such manner in all respects as they think fit (including the exercise of such voting rights in favour of any resolution appointing themselves or any of them as directors, managing directors, managers or other officers of such company, or voting or providing for the payment of remuneration to themselves as directors, managing directors, managers or other officers of such company).  Any Director may vote in favour of the exercise of such voting rights in the manner as mentioned above, notwithstanding that he may be or be about to be appointed a director, managing director, manager or other officer of such other company, and as such is or may become interested in the exercise of such voting rights in the manner as mentioned above.

24.	BORROWING POWERS OF THE BOARD

The Board may exercise all the powers of the Company to borrow money and to assign, mortgage, hypothecate, pledge, charge or otherwise encumber all or part of its undertaking, property and uncalled capital and to issue debentures and other securities, whether outright or as collateral security, for any liability or obligation of the Company or of any third party.

25.	POWERS OF ATTORNEY

The Board may, at any time, by power of attorney given under the hand of such person or persons duly authorised in that behalf, appoint any person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney of the Company for such purposes, with such powers and discretions, for such periods and subject to such conditions as the Board may think fit.  Any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any attorney as the Board may think fit and such power may also authorise any attorney to sub-delegate all or any of his powers and discretions.

26.	OTHER POWERS AND DUTIES OF THE BOARD

(1)
The business of the Company shall be managed by the Board, which may exercise all such powers of the Company as are not required to be exercised by the Company in general meeting, subject nevertheless to the provisions of these Articles and to the Laws and to such regulations as may be prescribed by the Company in general meeting, but no regulation so made shall invalidate any prior act of the Board. The general powers given by this paragraph shall not be limited or restricted by any special authority or power given to the Board by any other provisions in these Articles.

(2)
The Board may arrange that any branch of the business carried on by the Company or any other business in which the Company may be interested shall be carried on by or through one or more subsidiary companies and the Board may, on behalf of the Company, make such arrangements as it thinks advisable for taking the profits or bearing the losses of any branch or business so carried on or for financing, assisting or subsidising any such subsidiary company or guaranteeing its contracts, obligations or liabilities.

(3)
The Board may establish any local boards or agencies for managing any of the affairs of the Company and may appoint any one or more of its number or any other persons to be members of such local Boards or, managers or agents and it may fix their remuneration and may delegate to any local board manager or agent any of the powers, authorities and discretions vested in the Board (with power to sub-delegate) and may authorise the members of any local board to fill any vacancies and to act, notwithstanding vacancies.  Any such appointment or delegation may be made upon such terms and subject to such conditions as the Board may think fit and the Board may remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such removal, annulment or variation shall be affected by any such removal, annulment or variation.

(4)
All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed in such manner as the Board shall, at any time, determine.

(5)
The Board may pay a gratuity, pension, disability allowance or allowance on death or retirement to, and may establish and maintain or procure the establishment and maintenance of any contributory or non-contributory pension or superannuation or life assurance funds or schemes for the benefit of, any persons:

(a)
who are or were, at any time, in the employment or service of the Company or of any company which is or was a holding company or a subsidiary company of the Company or of any predecessor in business of any of them; or

(b)
who are or were at any time Directors or officers of the Company or of any holding company or subsidiary of the Company or predecessor in business of any of them and holding any salaried employment or executive office in the Company or such other company or predecessor in business; and

the spouse, widow, widower, children, dependants or relations of any such persons in sub-paragraphs (a) and (b).  The receipt of any such gratuity, pension or allowance shall not disqualify any person from being a Director.

(6)
The Board may establish and subsidise, or subscribe to, any institutions, associations, clubs or funds calculated to be for the benefit of, or to advance, the interests and well-being of the Company or of any holding company or subsidiary company of the Company or predecessor in business of any of them or of any such persons as referred to in paragraph (5) and make payments for or towards the insurance of any such persons.

(7)	The Board may do any of the matters set out in paragraphs (5) and (6) either alone or in conjunction with any other company.

(8)	The Board shall cause minutes to be made in books provided for the purpose of:

(a)	all appointments of the officers of the Company;

(b)	the names of the Directors present at each meeting of the Board and of any committee of the Board;

(c)	all resolutions and proceedings at meetings of each of the Company, the Board and committees of the Board.

(9)
The Board may purchase and maintain for, or for the benefit of, any person who holds or has at any time held a relevant office, insurance against any liability incurred by him in respect of any act or omission in the actual or purported discharge of his duties or in the exercise or purported exercise of his powers or otherwise in relation to his holding of a relevant office.  For this purpose, “relevant office” means that of Director, officer or employee in relation to the Company or any company which is or was a subsidiary company or related company of the Company or any predecessor in business of the Company or any such subsidiary company or related company, or that of trustee of any pension fund or retirement, death or disability scheme for the benefit of any Director, other officer or employee of the Company or any such subsidiary company or related company.

27.	REMOVAL OF DIRECTORS

(1)	The office of a Director shall ipso facto be vacated:

(a)
if he (not being a person holding for a fixed term an executive office which is subject to termination if he ceases from any cause to be a Director) resigns his office by written notice signed by him and sent to or deposited at the Office, on the date on which his notice of resignation is received at the Office or on such later date as may be specified in such notice;

(b)
if he shall have absented himself (such absence not being absence with leave or by arrangement with the Board on the affairs of the Company) from meetings of the Board for a consecutive period of six months and the Board resolves that his office shall be vacated;

(c)	if he becomes of unsound mind or is otherwise incapable;

(d)	if he becomes insolvent, suspends payment, makes any arrangement or compounds with his creditors or is declared en désastre;

(e)	if he, offers himself up for re-election, at an Annual General Meeting and is not re-elected;

(f)	if the Company by ordinary resolution shall resolve that he shall cease to be a Director;

(g)	if he is prohibited by law or regulation from holding the office of director or is required to be removed as a director in accordance with applicable laws or regulations;

(h)
if he (or the member in respect of whom he has been appointed) no longer holds a requisite share qualification (if any) set out in these Articles or otherwise contained in a resolution of the Company; or

(i)	if he becomes resident in the United Kingdom and, but for the provisions of this sub-paragraph, a majority of the Directors would have been resident in the United Kingdom.

(2)
If the Company by ordinary resolution removes any Director before the expiration of his period of office it may, by ordinary resolution, or the Board may, appoint another person to be a Director in his stead, who shall retain his office for so long only as the Director in whose stead he is appointed would have held that office if he had not been removed.  Such removal shall be without prejudice to any claims the removed Director may have for damages for breach of any contract of service between him and the Company.

28.	PROCEEDINGS OF DIRECTORS

(1)
Where the Company has only one Director, that Director may constitute a quorum for the transaction of business at any meeting of the Board.  Where the Company has two Directors, both Directors of the Company must be present at any meeting of the Board to constitute a quorum.  Otherwise, a majority of the number of Directors constitutes a quorum at any meeting of Directors.  Provided that:

(a)
if the Directors present at the meeting are such that a majority of them are resident in the United Kingdom, the Directors present, irrespective of their number, shall not constitute a quorum for any purpose, save as specified in paragraph (8); and

(b)	where the minimum number of Directors has been fixed at one a sole Director shall be deemed to form a quorum.

(2)
Meetings of Directors shall take place in the Republic of Ireland or elsewhere as from time to time determined by a majority of the Directors Provided Always that no meetings of Directors shall be held in the United Kingdom and any such meetings held in the United Kingdom shall be invalid.

(3)
The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit.  Notice of every meeting so called shall be given to each Director not less than 48 hours (excluding any part of a Sunday or any public holiday) before the time when the meeting is to be held, except that no notice of meeting shall be necessary if all the Directors are present or if those absent have waived notice of or otherwise signified their consent to the holding of such meeting.  A notice of a meeting of Directors need not specify the purpose or for the business to be transacted at the meeting.

(4)
Questions arising at any meeting shall be decided by a majority of votes.  In case of an equality of votes, the chairman of the meeting shall have a second or casting vote unless such chairman is resident in the United Kingdom, in which case the chairman shall not have a second or casting vote.

(5)
A meeting at which a quorum of Directors participates by video-link, telephone conference call, audio-visual communications equipment or other electronic or telephonic means of communication (whether such equipment is in use when these Articles are adopted or is developed subsequently) in which each of the Directors present at the meeting can hear and speak or read or otherwise communicate with the other participants in the meeting and has access to all relevant documents required for the matters before the meeting, shall be a valid meeting which shall be deemed to take place where the chairman of the meeting is present, unless the Directors resolve otherwise, provided that no meeting of the Directors shall be deemed to be held in the United Kingdom and any such meeting shall be invalid.  Each Director who is present at such a meeting shall be treated as having attended that Board meeting.

(6)	The Board shall determine the notice requirements necessary for its meetings and the persons to whom such notice shall be given.

(7)	A meeting of the Board at which a quorum is present shall be competent to exercise all powers and discretions exercisable by the Board.

(8)	The continuing Directors or a sole continuing Director may act, notwithstanding any vacancy, but if and so long as:

(a)	their number is reduced below the minimum number fixed pursuant to the provisions of these Articles; or

(b)	a majority or quorum of the Directors is not resident in the United Kingdom,

the continuing Directors may act for the purpose of increasing the number of Directors to the number fixed pursuant to the provisions of these Articles or of summoning a general meeting, but for no other purpose.  If there are no Directors able or willing to act then any member may summon a general meeting for the purpose of appointing one or more Directors.

(9)
The Board may appoint a chairman and one or more deputy chairmen and may, at any time, revoke any such appointment.  The chairman, or failing him any deputy chairman (the longest in office taking precedence, if more than one is present), shall, if present and willing, preside at all Board meetings but, if no chairman or deputy chairman has been appointed, or if he is not present within five minutes after the time fixed for holding the meeting or is unwilling to act as chairman of the meeting, the Directors present shall choose one of their number to act as chairman of the meeting.

(10)
The Board may delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee consisting of such person or persons (whether Directors or not) as it thinks fit.  The Board may make any such delegation on such terms and conditions as it thinks fit and may revoke or vary any such delegation and discharge any committee wholly or in part, but no person dealing in good faith shall be affected by any revocation or variation.  Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations that may be imposed on it by the Board.

(11)
The proceedings of a committee with two or more members shall be governed by any regulations imposed on it by the Board and (subject to such regulations) by these Articles regulating the proceedings of the Board, so far as they are capable of applying.

(12)
A resolution in writing signed by each Director entitled to receive notice of and vote at a meeting of the Board or by all the members of a committee of the Board entitled to receive notice of and vote at a meeting of a committee shall be as valid and effectual as a resolution passed at a meeting of the Board or such committee duly convened and held, provided that such resolution shall not be valid if a majority of the signatories are resident in the United Kingdom or a majority of the signatories have signed the resolution when in the United Kingdom.  Such resolution may be contained in one document or in several documents in like form, each signed by one or more of the Directors or members of such committee (as the case may be) and may be transmitted to the Company by facsimile or by such telephonic or electronic form as the Board may approve.

29.	EXECUTIVE DIRECTORS

(1)
The Board may at any time appoint one or more of its body to be holder of any executive office, on such terms and for such periods as it may determine.  Any person so appointed shall receive such remuneration, whether by way of salary, commission, participation in profits or otherwise, as the Board may determine, in addition to or in lieu of his remuneration as a Director.

(2)
The appointment of any Director to any executive office shall be subject to termination if he ceases from any cause to be a Director, but shall be without prejudice to any claim for damages for breach of any contract of service between him and the Company.

(3)
The Board may entrust to and confer upon a Director holding any executive office any of the powers exercisable by the Board, upon such terms and conditions and with such restrictions as it thinks fit, either collaterally with or to the exclusion of its own powers and may, at any time, revoke, withdraw, alter or vary all or any of such powers.

30.	SECRETARY

(1)
The Secretary shall be appointed by the Board for such term, at such remuneration and upon such conditions as the Board may think fit and any Secretary may be removed by the Board, but without prejudice to any claim which he may have for damages for breach of any contract of service between him and the Company.

(2)
Any provision of the Laws or these Articles requiring or authorising a thing to be done by a Director and the Secretary shall not be satisfied by being done by the same person acting both as Director and as, or in the place of, the Secretary, provided that nothing in this Article shall prevent or restrict a Director from being a Director and the Secretary or a Director or the Secretary from each being a corporate body.

31.	THE SEAL

(1)
If the Board determines to maintain a Seal or Seals, it shall provide for the safe custody of every Seal, which shall only be used by the authority of the Board or of a duly authorised committee of the Board and such authority may consist of an instruction or approval given by letter, facsimile or telephone by a majority of the Directors or of the members of a duly authorised committee of the

Board. The Board may authorise the use of a Seal for use outside Guernsey in such manner as the Board may, in its discretion, determine.

(2)
The Board may determine who shall sign any instrument to which a Seal is applied, either generally or in relation to any particular instrument or type of instrument and may also determine, either generally or in any particular case, that any such signature or signatures shall be dispensed with.

32.	AUTHENTICATION OF DOCUMENTS

Any Director or the Secretary or any person appointed by the Board for the purpose shall have power to authenticate any documents affecting the Company (including the Memorandum and these Articles) and any resolutions passed by the Company or the Board and any books, records, documents and accounts relating to the business of the Company and to certify copies or extracts as true copies or extracts.  Where any books, records, documents or accounts relating to the Company are elsewhere than at the Office, the local manager or other officer of the Company having their custody shall be deemed to be a person appointed by the Board to authenticate such documents affecting the Company accordingly.

33.	DIVIDENDS

(1)	Subject to the provisions of the Laws, the Board may declare and pay such dividends as appear to be justified by the position of the Company.

(2)
No dividend shall be paid otherwise than out of the profits of the Company available for the purpose.  Such profits shall be deemed to include, without limitation, any proceeds received by the Company as a result of the redemption of shares held by the Company in other companies, any surplus arising as a result of the revaluation of any of the Company’s investments and any other realised or unrealised gains of a capital nature and any income whatsoever.

(3)
Unless and to the extent that the rights attached to any shares or their terms of issue otherwise provide, all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid.

(4)
Subject to the provisions of the Laws, the Board may at any time declare and pay such interim dividends as appear to be justified by the position of the Company.  The Board may also declare and pay any fixed dividend which is payable on any shares of the Company, half-yearly or otherwise on fixed dates, whenever the position of the Company, in the opinion of the Board, justifies it.

(5)
Subject to the provisions of the Laws, where any asset, business or property is bought by the Company as from a past date, whether such date is before or after the incorporation of the Company, profits and losses as from such date may, at the discretion of the Board, in whole or in part, be carried to revenue account and treated for all purposes as profits and losses of the Company.  Subject as aforesaid, if any shares or securities are purchased cum dividend or interest, such dividend or interest may, at the discretion of the Board, be treated as revenue and it shall not be necessary to capitalise all or part of such dividend or interest.

(6)
The Board may deduct from any dividend payable to any member on or in respect of a share all sums of money (if any) presently payable by that member to the Company, whether on account of calls or otherwise.

(7)
The Board may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien and may apply such moneys in or towards satisfaction of the liabilities or obligations in respect of which the lien exists.

(8)	The Board may retain dividends payable upon shares in respect of which any person is entitled to become a member, until such person has become a member.

(9)
Any dividend may be paid wholly or in part by the distribution of specific assets and, in particular, of paid-up shares of the Company.  Where any difficulty arises in regard to such distribution the Board may settle any such difficulty as it thinks expedient and, in particular, may issue fractional shares and fix the value for distribution of such specific assets and may determine that cash payments shall be made to any members upon the footing of the value so fixed, in order to adjust the rights of members, and may vest any such specific assets in trustees for the members so entitled, as may seem expedient to the Board.

(10)
Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque, warrant or other means approved by the Board and, in the case of a cheque or warrant, may be sent through the post, at the risk of the person entitled to the money so sent, to the registered address of the holder or, in the case of joint holders, to the registered address of that one of the joint holders who is named first on the Register.  Any one of two or more joint holders may give effective receipts for any dividends, interest, bonuses or other moneys payable in respect of their joint holdings.

(11)	No dividend or other moneys payable on or in respect of a share shall bear interest against the Company.

(12)
All unclaimed dividends may be invested or otherwise made use of by the Board for the benefit of the Company until claimed and the Company shall not be constituted a trustee in respect of such dividends.  All dividends unclaimed for a period of six years after having been declared shall be forfeited and shall revert to the Company.

34.	RESERVES

The Board may, before recommending any dividend, set aside out of the profits of the Company such sums as it thinks proper as reserves which may, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied and, pending such application, may either be employed in the business of the Company or be invested in such investments as the Board may, at any time, think fit.  The Board may also, without placing such sums to reserve, carry forward any profits which it may think prudent not to divide.

35.	CAPITAL RESERVE

(1)
The Board may establish a capital reserve.  All capital appreciation realised upon or derived from the sale or realisation of properties, securities or investments or other realisations of or dealings with the capital assets or any other sums which, in the opinion of the Board, are of a capital nature may, if so determined by the Board, be applied to capital purposes only and, unless forthwith appropriated to meeting realised losses on sales or realisations or on any change or transposition of securities, investments or properties or other realisations of or dealings with capital assets or to writing down properties, securities, investments or other capital assets (either individually or in the aggregate), shall be carried by the Board to the credit of a capital reserve and all losses of a similar nature shall be carried to the debit of such capital reserve.

(2)
The sum carried and at any time standing to the credit of the capital reserve shall not in any event be transferred to profit and loss or revenue account but may be regarded as available for capital distribution or for making good losses on the Company’s properties, securities and investments or for providing for depreciation in the value of the Company’s properties, securities and investments.  Any moneys for the time being standing to the credit of the capital reserve may, at the discretion of the Board, either be employed in the business of the Company or be invested in such properties, investments or other assets as the Board may think fit.

36.	CAPITALISATION OF PROFITS

(1)
The Company in general meeting may, upon the recommendation of the Board, resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts or to the credit of the profit and loss account or otherwise available for distribution and, accordingly, that such sums be set free for distribution amongst the members who would have been entitled to such sums if distributed by way of dividend and in the same proportions, on condition that  such sums are not paid in cash but  are applied either in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares of the Company to be allotted and distributed, credited as fully paid, to and amongst such members.

(2)
Whenever a resolution to capitalise the Company’s profits, reserves or other sums available for distribution shall have been passed, the Board shall make all appropriations and applications of the undivided profits resolved to be capitalised and all allotments and issues of fully paid shares and, generally, shall do all things required to give effect to any such resolution, with full power to the Board to make such provision by payment in cash or otherwise, as it thinks fit, in the case of shares becoming distributable in fractions and also to authorise any person to enter, on behalf of all members entitled  to any capitalised sums, into an agreement with the Company providing for the allotment to them respectively of any further shares, credited as fully paid, to which they may be entitled upon such capitalisation or (as the case may require) for the payment up by the Company on their behalf  of the amounts or any part of the amounts remaining unpaid on their existing shares, by the application of their respective proportions of the profits resolved to be capitalised to such unpaid amounts.  Any agreement made under such authority shall be effective and binding on all such members.

37.	RECORD DATES

(1)
Notwithstanding any other provision of these Articles, but without prejudice to any rights attached to any shares, the Company or the Board may fix a date as the record date by reference to which a dividend shall be declared or paid or a distribution, allotment or issue made, and that date may be before, on or after the date on which the dividend, distribution, allotment or issue is declared, paid or made.

(2)
In the absence of a record date being fixed, entitlement to any dividend, distribution, allotment or issue shall be determined by reference to the Register on the date on which the dividend is declared or the distribution, allotment or issue is made.

38.	ACCOUNTS

(1)	The Board shall cause accounting records of the Company to be kept in accordance with the Laws.

(2)
The accounting records shall be kept at the Office or at such other place as the Board shall think fit and shall at all times be open to the inspection of the Directors, but no person, other than a Director, auditor of the Company or other person whose duty requires and entitles him to do so, shall be entitled to inspect the accounting records of the Company, except as provided by the Laws or authorised by the Board or by the Company in general meeting.

(3)
Subject to the provisions of the Laws, a balance sheet and profit and loss account shall be laid before the Company at each of its annual general meetings.  The balance sheet and profit and loss account shall be accompanied by a report of the Directors as to the state of the Company, the amount (if any) which they intend to pay by way of dividend and the amount (if any) which they have carried or propose to carry to reserve.  The auditors’ report shall be attached to the balance sheet or be referred to at the foot of the balance sheet.

(4)
Subject to the provisions of the Laws, a copy of the balance sheet and profit and loss account for the relevant financial period and of all documents annexed to them, including the reports of the Directors and the auditors shall, at least 10 days before the relevant annual general meeting, be served or electronically transmitted or posted for general review on the Internet if permitted by law on each of the members and on the auditors.  Any member may, by written notice served on the Company, waive this requirement.

39.	AUDITORS

(1)
Subject to the provisions of the Laws, the Company may elect to become an unaudited company.  Whilst the Company continues as an unaudited company, the provisions of these Articles, in so far as they relate to the appointment and duties of auditors and to the auditors’ report on the Company’s financial statements, shall be suspended and cease to have effect.

(2)	A Director shall not be capable of being appointed as an auditor of the Company.

(3)
A person, other than a retiring auditor, shall not be capable of being appointed auditor to the Company at an annual general meeting unless notice of intention to nominate that person as auditor has been given by a member to the Company not less than 14 days before the meeting.  The Board shall send a copy of any such notice to the retiring auditor of the Company and shall give notice to the members not less than seven days before the meeting, provided that if, after notice of the intention to nominate an auditor of the Company has been so given, a meeting is called for a date 14 days or less after such notice has been given, the requirements of this provision as to time in respect of such notice shall be deemed to have been satisfied and the notice to be sent or given by the Company may, instead of being sent or given within the time required by this paragraph, be sent or given at the same time as the notice of the meeting.

(4)
The first auditors of the Company shall be appointed by the Board before the Company’s first general meeting and they shall hold office until the first annual general meeting, unless previously removed by the members in general meeting.  If the auditors are so removed, the members at such meeting may appoint other auditors.

(5)	The Board may fill any casual vacancy in the office of auditor of the Company, but while any such vacancy continues, the surviving or continuing auditors of the Company (if any) may act.

(6)
The remuneration of the auditors of the Company shall be fixed by the Company in general meeting or in such manner as the Company may determine, except that the remuneration of any auditors of the Company appointed by the Directors shall be fixed by the Directors.

(7)
Every auditor of the Company shall have a right of access at all times to the accounting records of the Company and as regards accounting records of which the originals are not readily available, shall be entitled to rely upon copies or extracts certified by an officer of the Company and shall be entitled to require from the Board such information and explanations as may be necessary for the performance of their duties.  The auditors of the Company shall make a report to the members on the accounts examined by them and the report shall state whether, in their opinion, the accounts give a true and fair view of the state of the Company’s affairs and whether they have been prepared in accordance with the Laws.

(8)	Any auditor of the Company shall be eligible for re-election.

(9)	The auditor of the Company shall be entitled to attend and be heard at meetings of the Board of Directors, on matters relating to their duties as auditors.

40.	NOTICES

(1)	Any notice to be given by or to any person under these Articles, shall be in writing (including by facsimile transmission or in electronic form), except where otherwise expressly stated.

(2)
A notice or other document may be given by the Company to any member either personally, by sending it by e-mail or facsimile transmission to the address or fax number provided to the Company by the member, by sending it through the post addressed to the member at his registered address or by leaving it at that address addressed to the member or by any other means authorised by the member concerned.  The Company may give a notice to joint holders of a share by giving the notice to the joint holder first named in the Register in respect of the share and delivery to such joint holder shall be sufficient delivery to all the holders of that share.

(3)
Any notice or other document, if sent by post shall be deemed to have been given on the day following the day on which the envelope containing it is put into the post and, in proving such delivery, it shall be sufficient to prove that the envelope containing the notice or document was properly addressed, prepaid and put into the post.  Any notice or document not sent by post but left at a registered address shall be deemed to have been given on the day it was so left.  Any notice or document sent electronically or by facsimile transmission shall be deemed to have been given on the day it was sent.  A member present, either in person or by proxy, at any meeting of the Company or a class of members shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which the meeting was convened.

(4)
Every person who becomes entitled to a share shall be bound by every notice in respect of that share which, before his name is entered in the Register, was given to the person from whom he derives his title to the share.

(5)
Where a person is entitled by transmission to a share, any notice or other document shall be given to him as if he were the holder of that share and that his address noted in the Register were his registered address.  In any other case, any notice or other document given to any member pursuant to these Articles shall be deemed to have been properly given in respect of any share registered in the name of that member (as sole or joint holder), notwithstanding that that member is then dead, insolvent or otherwise incapable or that any other event giving rise to the transmission of the share by operation of law has occurred and whether or not the Company has notice of the death, insolvency, incapability or other event.

41.	WINDING UP

(1)
If the Company shall be wound up whether voluntarily or otherwise, the liquidator may, with the authority of a special resolution, divide among the members in specie any part of the assets of the Company and/or vest any part of the assets of the Company in trustees upon such trusts for the benefit of all or any of the members, as the liquidator shall think fit.

(2)
If thought expedient and subject to obtaining any necessary consents or authority, any division of the Company’s assets (or any part) among the members may be otherwise than in accordance with the then existing rights of the members and, in particular, any class may be given preferential or special rights or may be excluded altogether or in part.  If no such division of the Company’s assets is so authorised, the assets and their division shall, subject to the rights of the holders of shares issued with special rights or privileges or on special conditions, be distributed rateably according to the amount paid up on the shares.

(3)
In case any of the assets to be divided among the members involves a liability to calls on shares or otherwise, any person entitled under such division of assets to any of such shares may, within 14 days after the passing of the special resolution, by notice in writing direct the liquidator to sell his proportion and pay him the net proceeds and the liquidator shall, if practicable, act accordingly.

42.	INDEMNITY

The Directors, managing directors, managers, agents, auditors, secretary and other officers or servants for the time being of the Company and the trustees (if any) for the time being acting in relation to any of the affairs of the Company and their respective heirs and executors, shall be fully indemnified out of the assets and profits of the Company from and against all actions, expenses and liabilities which they or their respective heirs or executors may incur by reason of any contract entered into or any act in or about the execution of their respective offices or trusts, and for all acts done honestly and in good faith and in the best interests of the Company, and for all acts done for which they had reasonable grounds for believing such action was lawful, except such (if any) as they shall incur by or through their own wilful act, neglect or default respectively and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipt for the sake of conformity or for any bankers or other person with whom any moneys or assets of the Company may be lodged or deposited for safe custody or for any bankers or other persons into whose hands any money or assets of the Company may come or for any defects of title of the Company to any property purchased or for insufficiency or deficiency of or defect in title of the Company to any security upon which any moneys of the Company shall be placed out or invested or for any loss misfortune or damage resulting from any such cause as aforesaid or which may happen in or about the execution of their respective offices or trusts, except the same shall happen by or through their own wilful act neglect or default provided that nothing in this Article 42 shall be construed as exempting any person from, or indemnifying him against, any liability which, pursuant to sections 67A to 67D or any other provisions of the Laws under which personal liability may be imposed or incurred, and any such liability is specifically excluded from the indemnity provided in this Article 42.

43.	INSPECTION OF DOCUMENTS

The Board shall determine whether and, if so, to what extent and at which times and places and under which conditions, if any, the accounts, books and documents of the Company shall be open to inspection and no member shall have any right of inspecting any account, book or document except as conferred by the Laws or authorised by the Board.

44.	The Company may purchase and maintain such insurance for the benefit of its Directors and Officers as the Board may from time to time determine.

45.	SPECIAL VOTING SHARE TERMS

Special Voting Preferred Share

(a)	Designation and Amount

One (1) preferred share is hereby constituted as the “Special Voting Share” (the “Special Voting Share”), the preferences and relative, option and other special rights of which and the qualifications, limitations or restrictions of which shall be as set forth herein.

(b)	Dividends and Distributions

The holder of the Special Voting Share shall not be entitled to receive any portion of any dividend or distribution at any time

(c)	Voting Rights

The holder of the Special Voting Share shall have the following voting rights:

(i)	(A)	As at 12:01 am (Toronto time) on the Effective Date (as such term is defined in the Management Information Circular of CryptoLogic Inc. dated April 23, 2007) (the “Effective Time”) the Special Voting Share shall entitle the holder thereof to an aggregate number of votes equal to the lesser of 23% of the number of Ordinary Shares issued at the Effective Time or the number of Exchangeable Shares (“Exchangeable Shares”) of CryptoLogic Exchange Corporation, an Ontario Company (“CEC”) outstanding as at the Effective Time, (excluding those Exchangeable Shares held by the Company or any of its direct or indirect subsidiaries), provided that in no event shall the number of votes attributable to the Special Voting

Share exceed 18.7% of the total number of rights to vote at meetings at which holders of Ordinary Shares are entitled to vote.

(B)
Subsequent to the Effective Time, the number of votes attributable to the Special Voting Share shall be automatically adjusted downward from time to time in direct proportion to the number of Exchangeable Shares surrendered to CEC in exchange for Ordinary Shares, with the amount of each such downward adjustment per Exchangeable Share surrendered equal to the fraction of a vote attributable to each Exchangeable Share as determined under part (A) above.

(ii)
Except as otherwise provided herein or by law, the holder of the Special Voting Share and the holders of Ordinary Shares shall vote together as one class on all matters submitted to a vote of shareholders of the Company.

(iii)
Except as set forth herein, the holder of the Special Voting Share shall have no special voting rights, and its consent shall not be required (except to the extent it is entitled to vote with holders of Ordinary Shares as set forth herein) for taking any corporate action.

(c)	Additional Provisions

(i)
Subject to applicable law and any voting and exchange trust agreement to which the holder and the Company are parties, the holder of the Special Voting Share is entitled to exercise the voting rights attendant thereto in such manner as such holder desires.

(ii)	At such time as:

(A)
the Special Voting Share entitles its holder to a number of votes equal to zero because there are no Exchangeable Shares of CEC outstanding which are not owned by the Company or any of its direct or indirect subsidiaries, and

(B)
 there is no share of stock, debt, option or other agreement, obligation or commitment of CEC which could by its terms require CEC to issue any Exchangeable Shares to any person other than the Company or any of its direct or indirect subsidiaries, then the Special Voting Share shall thereupon be purchased by the Company for £1 and retired and cancelled promptly thereafter.

(e)	Reacquired Share

If the Special Voting Share should be purchased or otherwise acquired by the Company in any manner whatsoever, then the Special Voting Share shall be retired and cancelled promptly after the acquisition thereof. Such share shall upon its cancellation, and upon the taking of any action required by applicable law, become an authorised but unissued preferred share and may be reissued as part of a new series of preferred shares to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

(f)	Liquidation, Dissolution or Winding Up

Upon any liquidation, dissolution or winding up of the Company, the holder of the Special Voting Share shall not be entitled to any portion of any distribution.

(g)	No conversion

The Special Voting Share shall not be convertible.

46.	COMPULSORY PURCHASE

(1)	(a)	If a person (an “Offeror”) as a result of an offer to acquire all the shares, or all the shares of any class or classes, in the Company (other than shares which at the date of the offer are already held by the Offeror (or persons acting in concert with the Offeror)), being an offer on terms which are the same in relation to all the shares to which the offer relates or, where those shares include shares of different classes, in relation to all the shares of each class, and as a result of making the offer, the Offeror has by virtue of acceptances of the offer acquired or contracted to acquire shares carrying at least nine-tenths of the votes generally exercisable at a general meeting of the Company or (if the offer relates to one or more classes of shares) at a meeting of the holders of the class or classes of shares to which the offer relates, the Offeror may by written notice to the Company require the Company, as agent for the Offeror, to serve notices (each a “Compulsory Purchase Notice”) on the holders of shares to which the offer relates who have not accepted such offer (the “Minority Shareholders”) requiring them to sell such shares at the same price per share offered to any person identified by the Offeror. The Company shall serve the Compulsory Purchase Notices forthwith and, for 28 days from the service of the Compulsory Purchase Notices, the Minority Shareholders shall not be entitled to transfer their shares to anyone except the Offeror (or any other person identified by the Offeror).

(b)
The Offeror shall complete the purchase of all shares in respect of which a Compulsory Purchase Notice has been given at the same time and no later than 28 days from the date of the serving of such Compulsory Purchase Notices.  The directors shall not register any transfer to the Offeror and the Offeror shall not be entitled to exercise or direct the service of any rights in respect of any shares to be transferred to the Offeror until in each case the Offeror has fulfilled all his obligations pursuant to this Article.

(c)
If in any case a Minority Shareholder, on the expiration of 28 days from the date of service of the Compulsory Purchase Notice, shall not have transferred his shares to the person identified by the Offeror, the directors may authorise any person to execute and deliver on his behalf any necessary transfer in favour of the Offeror or the person identified by the Offeror and provided the Company has received the consideration to be paid by the Offeror in respect of such shares (and any stamp duty payable thereon), the directors shall thereupon (subject to the transfer being duly stamped (if applicable)) cause the name of the Offeror (or the person identified by the Offeror) to be entered into the register of members as the holder of the relevant shares. The Company shall hold the consideration on trust for the Minority Shareholder but shall not be bound to earn or pay interest thereon.  The receipt by the Company of the consideration for the Minority Shareholder’s shares shall constitute a good receipt of the price of the relevant shares but the Offeror shall not be discharged from procuring that the Company applies the consideration in payment to the Minority Shareholder which shall be made against delivery by the Minority Shareholder of the certificate in respect of the relevant shares or an indemnity in respect of the same (or in the case of uncertificated shares against written confirmation that transfer has occurred under the relevant system).  After the name of the Offeror or the person identified by the Offeror has been entered in the register of members of the Company in purported exercise of any aforesaid powers the validity of the proceedings shall not be questioned by any person.

(d)
If a person as a result of making an offer to acquire all the shares, or all the shares of any class or classes, in the Company (other than shares which at the date of the offer are already held by the Offeror (or persons acting in concert with the Offeror)), being an offer on terms which are the same in relation to all the shares to which the offer relates or, where those shares include shares of different classes, in relation to all the shares of each class, and as a result of making the offer, the Offeror has by virtue of acceptances of the offer acquired or contracted to acquire shares carrying at least nine-tenths of the votes generally exercisable at a general meeting of the Company or (if the offer relates to one or more classes of shares) at a meeting of the holders of the class or classes of shares to which the offer relates, the Minority Shareholder(s) may by written notice to the Offeror (the “Compulsory Sale Notice”) require the Offeror to purchase all shares to which the offer relates held by the Minority Shareholder(s) for the same consideration per share offered by the Offeror.  The Minority Shareholder(s) shall serve the Compulsory Sale Notice(s) forthwith and for 28 days from the date of service of the Compulsory Sale Notice(s) the Minority Shareholder(s) shall not be entitled to transfer their shares to anyone except the Offeror (or any other person identified by the Offeror).

(e)
The Offeror shall complete the purchase of all shares in respect of which a Compulsory Sale Notice has been given no later than 28 days from the date of the serving of such Compulsory Sale Notice.  If in any case a Minority Shareholder, on the expiration of 28 days from the service of the Compulsory Sale Notice, shall not have transferred his shares to the Offeror or the person identified by the Offeror, the directors may authorise any person to execute and deliver on his behalf any necessary transfer in favour of the Offeror or the person identified by the Offeror and provided the Company has received the consideration to be paid by the Offeror in respect of such shares, the directors shall thereupon cause the name of the Offeror (or the person identified by the Offeror) to be entered into the register of members as the holder of the relevant shares.  The Company shall hold the consideration on trust for the Minority Shareholder but shall not be bound to earn or pay interest thereon.  The receipt by the Company of the consideration for the Minority Shareholder’s shares shall constitute a good discharge of the obligations of the Offeror pursuant to this Article.  After the name of the Offeror or the person identified by the Offeror has been entered in the register of members in purported exercise of any aforesaid powers the validity of the proceedings shall not be questioned by any person.

(f)	For the purposes of this Article 46, “persons acting in concert with the Offeror” means:

	(i)	a nominee of the Offeror;

(ii)	a holding company, subsidiary or fellow subsidiary of the Offeror or a nominee of such a holding company, subsidiary or fellow subsidiary;

(iii)	a body corporate in which the Offeror is substantially interested; or

(iv)
any person who is, or is a nominee of, a party to an agreement with the Offeror for the acquisition of, or an interest in, the shares which are the subject to the offer, being an agreement which includes provisions imposing obligations or restrictions on any one or more of the parties to it with respect to their use, retention or disposal of their interests in the Company’s shares acquired in pursuance of the agreement (whether or not together with any other interests of theirs in the Company’s shares to which the agreement relates).